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Exhibit 99.2

FOR IMMEDIATE RELEASE

Yahoo! to Acquire HotJobs

Acquisition Accelerates Yahoo!'s Growth in Recruitment Marketplace

    SUNNYVALE, Calif. and NEW YORK, N.Y.—December 27, 2001—Yahoo! Inc. (Nasdaq: YHOO), a leading global Internet communications, commerce and media company, and HotJobs.com, Ltd. (Nasdaq: HOTJ), a leading recruitment solutions company whose services include the HotJobs.com consumer job board, today announced that they have entered into a definitive agreement with respect to Yahoo!'s acquisition of HotJobs for a fixed value of $10.50 per share.

    Under the terms of the definitive agreement, Yahoo! will acquire HotJobs for a total equity value of approximately $436 million, in equal parts cash and stock (subject to increasing the cash component in certain circumstances). To effect the transaction, Yahoo! will commence an exchange offer for all of HotJobs's outstanding common stock and utilize its existing cash balance to finance the cash portion of the consideration.

    "Together, Yahoo! and HotJobs will form a powerful new force in the recruitment marketplace and be a valuable source for employers, recruiters and job seekers worldwide," said Terry Semel, chairman and CEO, Yahoo! Inc. "HotJobs bolsters our Listings offering by instantly positioning Yahoo! as the number two player in the online recruiting segment, which we believe to be one of the fastest growing opportunities within online classifieds."

    Mr. Semel continued, "The acquisition of HotJobs is consistent with our strategy of building a diversified global business by developing deeper relationships and more valuable solutions in key verticals for our consumers and business partners. We expect HotJobs to drive additional revenue for Yahoo! through listing and subscription fees from employers and recruiters. We look forward to working with the HotJobs team to maximize the recruiting opportunity."

    Dimitri Boylan, chief executive officer of HotJobs, said, "We are very pleased to be joining Yahoo!. We believe this transaction presents great value for our stockholders and is a great opportunity for our employees, customers and job seekers. We also thank TMP for their interest in the company."

    HotJobs also announced that earlier today it terminated its merger agreement with TMP Worldwide Inc. (Nasdaq: TMPW) and has paid TMP a termination fee of $15 million plus $2 million of expenses.

    The $1 billion online careers advertising or classifieds business is expected to grow up to 35% annually, reaching between $2 billion and $4 billion by 2005, according to estimates by Forrester Research. The complementary strengths of the two companies will position the combination to take advantage of the growing opportunity. The combined offering will provide a high-quality recruitment resource, focusing on Fortune 1000 companies and leading staffing agencies. Yahoo! brings its broad reach of 218 million consumers and subset of 80 million active registered users, along with the ability to integrate a strong online recruitment offering across the network. HotJobs provides a diversified customer base of over 7,000 employers and recruiters, the number one job board in the U.S. based on reach, and a database of more than five million resumes that augments Yahoo! Careers' nearly two million resumes.

    Yahoo! expects the transaction to be consummated in the first quarter of 2002.

    The transaction is subject to certain conditions, including there being validly tendered (and not withdrawn) at least a majority of HotJobs.com's outstanding shares on a fully-diluted basis, expiration or termination of the Hart-Scott-Rodino waiting period, registration and listing of the Yahoo! shares to be issued, and other customary conditions contained in the merger agreement. HotJobs.com founder Richard Johnson entered into a Stockholder Agreement pursuant to which he has agreed to tender his shares into Yahoo!'s offer. Goldman, Sachs & Co. served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to Yahoo! on this transaction. Lazard Freres & Co. served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to HotJobs on this transaction.

About HotJobs.com Ltd.

    HotJobs.com Ltd. is a leading recruiting solutions and software company. The company's flagship job site, HotJobs.com (http://www.hotjobs.com) is the confirmed most-visited, #1 ranked job board according to independent research by Media Metrix. In addition to its popular consumer job board, HotJobs provides employers with progressive recruiting solutions such as its Resumix® and Softshoe® hiring management software, Agency Desktop and Diversity Marketing Solutions. The company recently ranked #14 in Bloomberg Personal Finance Magazine's coveted "Tech 100" list.

About Yahoo!

    Yahoo! Inc. is a leading global Internet communications, commerce and media company that offers a comprehensive branded network of services to more than 218 million individuals each month worldwide. As the first online navigational guide to the Web, www.yahoo.com is the leading guide in terms of traffic, advertising, household and business user reach. Yahoo! is the No. 1 Internet brand globally and reaches the largest audience worldwide. Through the Yahoo! Enterprise Solutions division, the company also provides online business and enterprise services designed to enhance the productivity and Web presence of Yahoo!'s clients. The company's global Web network includes 24 World properties. Headquartered in Sunnyvale, Calif., Yahoo! has offices in Europe, Asia, Latin America, Australia, Canada and the United States.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of Yahoo!: This press release contains forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the slower spending environment for advertising sales; the actual increases in demand by customers for Yahoo!'s premium and corporate services; the ability to successfully change the customer mix among Yahoo!'s advertising customers; general economic conditions (including the effects of the terrorist attacks on the United States on September 11, 2001 and related events); the ability to adjust to changes in personnel, including management changes; and the dependence on third parties for technology, content and distribution. All information set forth in this release is as of December 27, 2001, and Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the company's business and financial results is included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of HotJobs: Statements attributable to HotJobs in this release that are not strictly historical are "forward-looking" statements which are subject to the many risks and uncertainties that exist in HotJobs' operations and business environment that may cause actual results, performance or achievements of HotJobs to be materially different from those expected or anticipated in the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks which are set forth in more detail in HotJobs' most recent Report on Form 10-Q for the quarter ended September 30, 2001, as well as other reports and documents filed from time to time with the Securities and Exchange Commission. Any such forward-looking statements included in this press release reflect the beliefs of HotJobs' management on the date of this release, and HotJobs undertakes no obligation to update the forward-looking statements in this release to reflect events or circumstances occurring after the date of this release.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of HotJobs. At the time the expected offer is commenced, Yahoo! will file exchange offer materials with the U.S. Securities and Exchange Commission and HotJobs will file a solicitation/recommendation statement with respect to the offer. The exchange offer materials (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information, which should be read carefully before any decision is made with respect to the offer. The offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available to all stockholders of HotJobs at no expense to them. The exchange offer materials (including the offer to purchase, the related letter of transmittal and all other documents filed with the Commission) and the solicitation/recommendation statement will also be available for free at the Commission's website at www.sec.gov.

    HotJobs stockholders are urged to read the relevant exchange offer documents and solicitation/recommendation statement when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares.

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    Yahoo! and the Yahoo! logo are registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Press Contacts for Yahoo!:
Nicki Dugan, Yahoo! Inc, (408) 349-7361, nicki@yahoo-inc.com
Adam Miller or Brian Faw, The Abernathy MacGregor Group, (212) 371-5999

Press Contacts for HotJobs.com Ltd.:
Fianna Sogomonyan, HotJobs.com Ltd., 212-699-5316
Stephanie Prince, Morgen-Walke Associates, 212-850-5712

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  Exhibit 99.2